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                                                                    Exhibit 3.29

                                                                Page 1

                                State of Delaware

                          Office of Secretary of State

      I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AGREEMENT OF MERGER OF "NFC MERGER CORPORATION" MERGING WITH AND INTO "ALLIED VAN LINES, INC." UNDER THE NAME OF "ALLIED VAN LINES, INC." AS RECEIVED AND FILED IN THIS OFFICE THE NINTH DAY OF FEBRUARY, A.D. 1988, AT 1 O'CLOCK P.M.


                                      /s/ Michael Harkins
                                     -------------------------------------------
                                         Michael Harkins, Secretary of State

                                                         AUTHENTICATION: 1577615
           [SEAL]
                                                                Date: 02/09/1988
SEAL OF THE STATE OF DELAWARE

         888040052
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                               AGREEMENT OF MERGER
                                       OF
                             NFC MERGER CORPORATION
                                       AND
                             ALLIED VAN LINES, INC.

      This Agreement of Merger ("Agreement"), dated January 24, 1988, is made and entered into by and between NFC Merger Corporation, a Delaware corporation ("Newco"), and Allied Van Lines, Inc., a Delaware corporation (the "Company," and, collectively with Newco, the "constituent corporations").

                                   WITNESSETH:

      WHEREAS, the Company, National Freight Company International Holdings (U.S.A.) Inc., a Delaware corporation (the "Acquiror"), and National Freight Consortium p.l.c., a company organized under the laws of the United Kingdom ("NFC"), have entered into an Agreement and Plan of Merger dated as of November 27, 1987 ("Merger Agreement"), which contemplates the merger of Newco with and into the Company; and

      WHEREAS, the Company, Acquiror, NFC and Newco wish for the Company and Newco to execute a definitive agreement of merger to effect the purposes of the Merger Agreement and to satisfy the requirements of the General Corporation Law of the State of Delaware ("Delaware Law");

      NOW, THEREFORE, in consideration of the mutual covenants contained herein and in the Merger Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed that:

      1. The merger shall become effective (the "Effective Time") upon the filing of this Agreement with the Secretary of State of Delaware.

      2. At the Effective Time, Newco shall merge with and into the Company (such merger being hereinafter referred to as the "Merger") upon the terms and


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conditions set forth herein and in the Merger Agreement and in accordance with
Delaware Law, and the Company shall continue as the surviving corporation, and
(a) the separate corporate existence of Newco shall cease; (b) the Restated Certificate of Incorporation of the surviving corporation shall be amended to read as set forth in Exhibit A attached hereto; (c) the bylaws of Newco in effect immediately prior to the Effective Time shall be the bylaws of the surviving corporation; (d) the directors of the surviving corporation shall be those persons who were the directors of Newco immediately prior to the Effective Time or such other persons as may be designated by Newco; and (e) the officers of the surviving corporation shall be those persons who were the officers of the Company immediately prior to the Effective Time.

      3. At the Effective Time, the shares of capital stock of each of the constituent corporations shall by virtue of the Merger, without any further action on the part of either of the constituent corporations or the respective holders of such shares of capital stock, be converted or cancelled as follows:

            (a) each Share of common stock, par value $.1O, of the Company (the "Shares") (i) held by the Company as treasury stock, or (ii) owned by the Acquiror, Newco or any other subsidiary or affiliate of the Acquiror shall forthwith be cancelled without payment of any consideration therefor and without any conversion thereof;

            (b) each share of common stock of Newco then issued and outstanding and owned, directly or indirectly, by the Acquiror shall be converted into and become one validly issued, fully paid and non-assessable share of common stock of the surviving corporation, which shall be owned, directly or indirectly, by the Acquiror and which shall constitute the only issued and outstanding shares of capital stock of the surviving corporation; and

            (c) each Share then issued and outstanding (other than Shares held by stockholders who properly exercise dissenters' rights, if available, with respect


                                      -2-
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to the Merger under Delaware Law, and other than Shares referred to in
Section 3(a)) shall be converted into the right to receive, and shall be exchangeable for, a distribution of cash in the amount of $93.965882 per share, without any interest thereon, pursuant to the terms of Section 2.3 of the Merger Agreement (the "Initial Distribution") and a contingent distribution of up to $l.339744 per share, plus interest earned thereon in cash from the Escrow Fund as defined in and pursuant to the terms of Section 2.5 of the Merger Agreement ("Escrow Distribution"); provided, however, that each then outstanding Share issued on or after November 10, 1987 pursuant to a Share Purchase Agreement restricting the holder of such Share from participating in any premium paid for Shares in connection with the Merger shall entitle the holder thereof to receive the price per Share provided for in such Share Purchase Agreement in lieu of the Initial Distribution and the Escrow Distribution, and no further consideration shall be payable in respect of such Shares.

      4. This Agreement is subject to all of the terms, conditions and covenants of the Merger Agreement.

      5. This Agreement may be terminated by the mutual consent of Newco and the Company and shall automatically terminate upon termination of the Merger Agreement pursuant to Section 8.1 of the Merger Agreement.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date hereof by their duly authorized officers pursuant to resolutions adopted by their respective Boards of Directors.

NFC MERGER CORPORATION                  ALLIED VAN LINES, INC.


By:         [ILLEGIBLE]                 By:          [ILLEGIBLE]
   ------------------------------          ----------------------------------
            President                                 President


Attest:    [ILLEGIBLE]                  Attest:       [ILLEGIBLE]
       --------------------------              ------------------------------
             Secretary                               Assistant Secretary


                                      -3-
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                                 ACKNOWLEDGMENT

STATE OF ILLINOIS )
                  )
COUNTY OF COOK    )

      BE IT REMEMBERED, that on this 24th day of January, 1988, personally appeared before me, a Notary Public in and for the State and County aforesaid, Peter P. Mazzetti, to me known and known to be the person described in and who executed the foregoing Agreement of Merger as President of Allied Van Lines, Inc., a corporation of the State of Delaware and one of the constituent corporations described in and party to the foregoing Agreement of Merger, who acknowledged before me that he executed the same as President of his respective constituent corporation, that the foregoing Agreement of Merger is the act, deed and agreement of his respective constituent corporation, and that the facts stated therein are true.

      Witness my hand and affixed seal in the County and State aforesaid this 24th day of January, 1988.


                                                /s/ Deanna L. Patton
                                                --------------------------------
                                                Notary Public
    [NOTARY STAMP]
                                                State of Illinois

                                                My Commission Expires:  9/14/91
                                                                      ----------

   (NOTARIAL SEAL)


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                                 ACKNOWLEDGMENT

STATE OF ILLINOIS )
                  )
COUNTY OF COOK    )

      BE IT REMEMBERED, that on this 24th day of January, 1988, personally appeared before me, a Notary Public in and for the State and County aforesaid, Edward A. Wall, to me known and known to be the person described in and who executed the foregoing Agreement of Merger as President of NFC Merger Corporation, a corporation of the State of Delaware and one of the constituent corporations described in and party to the foregoing Agreement of Merger, who acknowledged before me that he executed the same as President of his respective constituent corporation, that the foregoing Agreement of Merger is the act, deed and agreement of his respective constituent corporation, and that the facts stated therein are true.

             Witness my hand and affixed seal in the County and State aforesaid this 24th day of January, 1988.

                                                /s/ Deanna L. Patton
                                                --------------------------------
                                                Notary Public
    [NOTARY STAMP]
                                                State of Illinois

                                                My Commission Expires:  9/14/91
                                                                      ----------

   (NOTARIAL SEAL)

                                   EXHIBIT A

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             ALLIED VAN LINES, INC.

                   (Originally Incorporated on March 12, 1928)

                                       I.

      The name of this Corporation shall be: ALLIED VAN LINES, INC.

                                       II.

      The address of the registered office of this Corporation in the State of Delaware is 1013 Centre Road in the City of Wilmington, County of New Castle 19805, and the name of its registered agent at that address is Corporation Service Company.

                                      III.

      The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                       IV.

      This Corporation is authorized to issue two classes of stock designated "Preferred Stock" and "Common Stock," respectively. The total number of shares of Preferred Stock authorized to be issued is Ten Thousand (10,000) and each such share shall have a par value of one cent ($0.01). The total number of shares of Common Stock authorized to be issued is Ten Thousand (10,000) and each such share shall have a par value of one cent ($0.01).

      Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record by such holder and shall be entitled to vote with respect to all matters as to which a stockholder of a Delaware corporation would be entitled to vote.

      The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of this Corporation is hereby authorized, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, including but not limited to the fixing or alteration of the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of Preferred Stock, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of the shares of that series, but not below the number of shares of such series then outstanding. In case the


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number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                       V.

      In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of this Corporation is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of this Corporation.

                                       VI.

           Election of directors at an annual or special meeting of stockholders need not be by written ballot unless the Bylaws of this Corporation shall so provide.

                                      VII.

      A director shall not be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of his duty of loyalty to this Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derives an improper personal benefit.

                                      VIII.

      This Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                           CERTIFICATE OF SECRETARY OF
                             NFC MERGER CORPORATION
                             A DELAWARE CORPORATION

      I, Phillip W. Rose, Secretary of NFC Merger Corporation, a Delaware corporation (the "Company"), do hereby certify that the Agreement of Merger, to which this Certificate is attached, after having been submitted to and duly approved by the Board of Directors of the Company and signed by the President of the Company, was then consented to in writing by the sole stockholder of the Company.

      IN WITNESS WHEREOF, I have hereunto subscribed my name this 24th day of January, 1988.

                                                [ILLEGIBLE]
                                  ----------------------------------------
                                                 Secretary